Exhibit No. 10.15

John W. Loofbourrow Associates, Inc. Member FINRA, MSRB, SIPC

CONFIDENTIAL

June 30, 2008

Dr. Craig A. Zabala
Chairman of the Board, President & Chief Executive Officer
Blackhawk Capital Group BDC, Inc.
14 Wall Street, Suite 1100B
New York, NY 10005

Dear Dr. Zabala,

This letter confirms that the Agreement previously executed between Blackhawk Capital Group BDC, Inc. (“Blackhawk”) and John W. Loofbourrow Associates, Inc. (“Loofbourrow”) dated April 9, 2008 expired on June 18, 2008 (“Agreement”).  This letter further confirms that Blackhawk agrees to ‘grandfather’ the placement fees stipulated in the Agreement due to any investors introduced to the Blackhawk Regulation E Offering prior to the expiration of the Agreement (the “Investors”).

In return for Loofbourrow’s services in the placement of the Securities to Investors, the Company has agreed to pay Loofbourrow the Financing Fee of any Securities placed by Loofbourrow as placement agent in connection with the Company's Regulation E Offering (the "Offering") of $5 million in common stock ("Securities") to qualified institutional buyers (“QIB”).

In connection with this Engagement, Loofbourrow solicited interest in the Offering from a number of Investors, including Ludvik Capital Inc., a Delaware based equity fund, Bridge Harbor Capital Management LLC, a New York-Based hedge fund with Arthur T. Murphy, Jr. as President, Chief Executive Officer and Portfolio Manager. Ludvik Capital and Bridge Harbor qualify as QIB Investors and both have decided to participate in the Offering by investing $250,000.

Subsequent to that investment decision by Bridge Harbor, Mr. Murphy decided to invest $250,000 from his personal IRA at E-Trade. Mr. Murphy is a New York Resident and acts as a Fiduciary of both his hedge fund and his personal IRA. However, he does not meet the requirements of a QIB investor; he meets the Regulation D requirements under the private placement rules.

Since Mr. Murphy would be investing as a Regulation D investor instead of a QIB under such circumstances as described herein, this letter confirms that Loofbourrow may collect placement fees for Mr. Murphy’s personal investment.

Loofbourrow will notify Blackhawk if any other Investor solicited by Loofbourrow decides to participate in the Offering prior to Closing, and Blackhawk agrees that Loofbourrow will be entitled to the Financing Fees of any Securities placed by Loofbourrow with those Investors.

Please acknowledge your agreement with this letter by affixing your signature below.

Very truly yours,

/s/ John W. Loofbourrow

________________________________________________
John W. Loofbourrow
President
Accepted and agreed to as of June 30, 2008

BLACKHAWK CAPITAL GROUP BDC, INC.

/s/ Craig. A. Zabala
________________________________________________
Dr. Craig A. Zabala
Chairman of the Board & President

44 Wall Street • 20th Floor • New York, NY 10005 • Phone 212 558-6400 • Fax 646-695-3110 • www.loofinc.com